EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS

Ray Davis
President & CEO
Umpqua Holdings Corp.
503-727-4101
raydavis@umpquabank.com

Terry L. Robinson
President & CEO
North Bay Bancorp
707-252-5024
trobinson@vintagebank.com

Dan Sullivan EVP & CFO Umpqua Holdings Corp. 503-727-4103 dansullivan@umpquabank.com

Umpqua Holdings Corporation Announces April 26 as Scheduled Closing Date for
North Bay Bancorp Merger

PORTLAND, Ore., April 20, 2007, – Umpqua Holdings Corporation (Nasdaq: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., and California-based North Bay Bancorp (NASDAQ: NBAN), today announced that the closing of the pending merger of North Bay with and into Umpqua is scheduled for April 26, 2007, subject to approval of North Bay shareholders on April 25, 2007. Based on the scheduled April 26 closing, North Bay shareholders will receive 1.2280 shares of Umpqua common stock for each share of North Bay common stock. Umpqua also announced that system conversion of North Bay is scheduled for May 5, 2007.

About Umpqua Holdings Corporation

Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 134 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Bank has been recognized for its innovative customer experience and creative strategy by leading national publications including the Wall Street Journal, New York Times, BusinessWeek, Fast Company and CNBC. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.

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About North Bay Bancorp

North Bay Bancorp is the holding company for The Vintage Bank in Napa County and Solano Bank, a Division of The Vintage Bank, in Solano County. This full-service commercial bank offers a wide selection of deposit, loan and investment services to local consumers and small business customers. The Vintage Bank opened in 1985 and now operates six banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The main office and two branch offices are located in the City of Napa. Vintage also has branches in the city of St. Helena, American Canyon and the Southern industrial area of Napa County. Solano Bank, a Division of The Vintage Bank, launched in July 2000, has offices in the primary cities along the I-80 corridor of Solano County, including Vacaville, Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. Solano County is projected to be the fastest growing county in Northern California through year 2030, and is attracting businesses and residents with a quality lifestyle, affordable housing and business-friendly attitudes.

This press release includes forward-looking statements regarding the merger of Umpqua Holdings Corporation and North Bay Bancorp within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in the company's filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release relate to the success and timing of the conversion of North Bay’s systems, the timing of the merger closing, whether all closing conditions to the merger are satisfied and North Bay shareholder approval at a meeting to be held on April 25, 2007.

The foregoing may be deemed to be offering materials of Umpqua Holdings Corporation and solicitation of materials of North Bay Bancorp in connection with the proposed merger of North Bay with and into Umpqua. North Bay shareholders are urged to read the proxy statement/prospectus included in the registration statement on Form S-4, which Umpqua filed with the SEC in connection with the proposed acquisition, because it contains important information about Umpqua, North Bay, the acquisition and related matters. The directors and executive officers of North Bay may be deemed to be participants in the solicitation of proxies from North Bay shareholders. Information regarding the participants and their security holdings can be found in North Bay’s most recent proxy statements filed and the proxy statement/prospectus filed with the SEC. All documents filed with the SEC are available for free, both on the SEC web site (http://www.sec.gov) and from Umpqua by directing a request to Umpqua Holdings Corporation, Attention: Investor Relations, One SW Columbia Street, Suite 1200, Portland, OR 97258, and from North Bay by directing a request to North Bay Bancorp, Investor Relations, P.O. Box 2200, 1190 Airport Road, Napa, CA 94558.

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